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                                EXHIBIT (99)(a)
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PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                               UF BANCORP, INC.

                              ____________, 1995

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                               UF BANCORP, INC.


     The undersigned shareholder of UF Bancorp, Inc., a Delaware corporation ("UFB"), hereby appoints ____________, ____________ and ____________, and any of
them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of UFB which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the main office of UFB located at 501 Main Street, Evansville, Indiana on ____________, 1995, at ____________ __.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

     Proposal to approve an Agreement and Plan of Merger, dated December 12, 1994, as amended June 9, 1995, by and among UFB, CNB Bancshares, Inc. ("CNB") and Citizens Bancshares, Inc. ("CBI"), a wholly owned subsidiary of CNB, providing for CNB's acquisition of UFB by means of the merger (the "Merger") of UFB with and into CBI.

               ______ FOR            ______ AGAINST            ______ ABSTAIN

     Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger and the Merger.

               ______ FOR            ______ AGAINST            ______ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Prospectus/Proxy Statement accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.


Dated _________________, 1995


                              --------------------------------------------------
                              Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.